Exhibit 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America to Acquire Automotive Products Manufacturer
Tuesday November 1, 10:01 am ET

NEW YORK--(BUSINESS WIRE)--Nov. 1, 2005--Industrial Enterprises of America, Inc. (OTCBB: ILNP - News) announced today that management has signed a Letter of Intent to acquire 100% ownership of a diversified Automotive Holding Company with subsidiaries involved in automotive supplies, oil packaging, specialty plastics and trucking. The acquisition, which is anticipated to close within 60 days, is expected to double ILNP's projected revenues from $35 million to $70 million annually.

John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, stated, "This acquisition will provide ILNP with a substantial addition to its product lines and will effectively double the size of our operations allowing us to achieve significant economies of scale. This also marks the successful follow through of our acquisition strategy where we continue to add companies with profitable operations, established branded and private label product lines and widespread distribution channels to our core operations. The addition of these products and high volume operations will significantly contribute to our bottom line."

The target is a long-standing, experienced member of the petroleum and automotive industries, with expertise in providing a wide range of high-quality products at an economical price. These products consist of lubricants, winter and specialty chemicals and have a wide variety of distribution channels including automotive, oil jobber, heavy duty, mass merchandiser, grocery, drug, hardware and overseas.

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., Headquartered in New York, NY, is a holding Company with three operating subsidiaries, EMC Packaging, Unifide Industries and Todays Way Manufacturing, LLC. EMC Packaging is one of the largest worldwide providers of refrigerant gases, specializing in converting hydroflurocarbon gases into branded and private label refrigerant and propellant products as well as packaging of "gas dusters" used in a variety of industries. Unifide Industries markets and sells specialty automotive products under proprietary trade names and private labels, and Todays Way Manufacturing manufactures and packages the products sold by Unifide Industries.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (v) the consequent results of operations given the aforementioned factors; and (vi) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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Contact:
For Industrial Enterprises of America, Inc.
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David Zazoff, 212-505-5976
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